Exhibit 99.1

300 Throckmorton Street
Fort Worth, TX 76102

KMG Reports First Quarter 2017 Financial Results

FORT WORTH, Texas—(BUSINESS WIRE)—December 12, 2016—KMG (NYSE: KMG), a global provider of specialty chemicals, today announced financial results for the fiscal 2017 first quarter ended October 31, 2016.

2017 First Quarter Financial Highlights

•	GAAP diluted earnings per share of $0.47 increased 21% from $0.39 per share in the first quarter of fiscal 2016.
•	Adjusted diluted earnings per share[1] improved to $0.48 vs. $0.42 per share reported in the first quarter of last year.
•	GAAP net income rose to $5.7 million compared to $4.6 million in the prior year period.
•	Adjusted EBITDA[2] was $12.6 million, up 11% from $11.4 million in the first quarter of fiscal 2016.

Chris Fraser, KMG chairman and chief executive officer, said, “Our fiscal 2017 year is off to a strong start, as KMG achieved 24% year-over-year growth in first quarter net income to $5.7 million. In addition, first quarter adjusted EBITDA reached a record quarterly level of $12.6 million, while operating cash flow of $10.9 million represented a 36% increase from the prior year’s first quarter. We also further strengthened our balance sheet by reducing long-term debt.”

Mr. Fraser continued, “Our electronic chemicals segment performed well in the first quarter, generating 2% sales growth, excluding a foreign currency impact, compared to the first quarter of fiscal 2016. KMG’s global capabilities, diverse customer base and expanded participation in key end markets, including automotive, the Internet-of-Things and next-generation memory, were important factors driving sales volume growth in the first quarter. Segment operating income and margins improved significantly from last year’s first quarter, reflecting continued efficiency enhancements and a more favorable product mix.

“Profitability in our other chemicals segment improved compared to the prior year period, despite softer pentachlorophenol sales due to a moderation in the pace of utility pole replacements in the western U.S. Our industrial lubricants business, which provides critical products for valve maintenance and safety in the energy storage and distribution markets, continues to contribute positively to segment results. We remain active in pursuing strategic acquisitions to expand this platform and broaden our global reach.”

[1]	Non-U.S. GAAP measure. See Table 2 for reconciliation
[2]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Consolidated results

First quarter Dollars in thousands, except EPS	Fiscal 2017		Fiscal 2016
	As Reported	Adjusted	As Reported	Adjusted
	(GAAP)	(non-GAAP) [3]	(GAAP)	(non-GAAP) [4]
Net sales	$76,495	$76,495	$76,650	$76,650
Operating income	8,681	8,814	7,320	7,916
Operating margin	11.3%	11.5%	9.6%	10.3%
Net income	5,742	5,828	4,591	4,978
Diluted earnings per share	$0.47	$0.48	$0.39	$0.42

Business segment results

Electronic Chemicals
First Quarter	Fiscal 2017	Fiscal 2016
Dollars in thousands	As Reported	As Reported
	(GAAP)	(GAAP)
Net sales	$66,921	$66,082
Operating income	8,062	7,274
Operating margin	12.0%	11.0%

For the first fiscal quarter, the Electronic Chemicals segment reported:

•

Sales of $66.9 million, up 1% from the first quarter of fiscal 2016. Foreign currency translation reduced sales by approximately $420,000 as compared to the prior year period. Excluding the foreign currency impact, sales increased 2% due to higher product volume and a contribution from Nagase FineChem.

•	Operating income of $8.1 million, up 11% from $7.3 million in the same period of fiscal 2016. Operating income and margin improved primarily due to higher sales and operating efficiencies.
•	Adjusted EBITDA[5] of $11.2 million compared to $10.3 million last year.

[3]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.
[4]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.
[5]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Other Chemicals

The Other Chemicals segment includes the pentachlorophenol (“penta”) business and the industrial lubricants business.

Other Chemicals
First Quarter	Fiscal 2017	Fiscal 2016
Dollars in thousands	As Reported	As Reported
	(GAAP)	(GAAP)
Net sales	$9,574	$10,568
Operating income	3,681	3,764
Operating margin	38.4%	35.6%

For the first fiscal quarter, the Other Chemicals segment reported:

•	Sales of $9.6 million versus $10.6 million in the same period a year ago, primarily reflecting lower sales of penta.
•

Operating income of $3.7 million, or 38.4% of sales, compared to $3.8 million, or 35.6% of sales, last year. The decrease in operating income was due to lower sales while the margin increase was due to improved pricing and a favorable product mix.

•	Adjusted EBITDA[6] of $3.9 million versus $4.0 million last year.

Conference call

Date: Monday, December 12, 2016

Time: 5:00 p.m. ET

Dial in: 877-789-6981 or 541-797-2420

Participant passcode: 24076428

The conference call will be webcast live via the “Investors” section of the Company’s website at http://kmgchemicals.com.

If you are unable to listen live, the conference call will be archived on the KMG website. A telephone replay of the call will also be available for one week, starting at 8:00 p.m. ET on December 12, 2016. To access the call, dial 855-859-2056 (domestic) or 404-537-3406 (international) using participant passcode 24076428.

About KMG

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals to select markets. The Company grows by acquiring and optimizing stable chemical product lines and businesses with established production processes. For more information, visit the Company's website at http://kmgchemicals.com.

[6]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, the impact of competitive services and pricing and general economic risks and uncertainties.

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended October 31,
	2016	2015
Net sales	$76,495	76,650
Cost of sales	46,811	47,390
Gross profit	29,684	29,260

Distribution expenses	9,102	10,129
Selling, general and administrative expenses	11,901	11,215
Restructuring charges	−	466
Realignment charges	−	130
Operating income	8,681	7,320
Other income (expense)
Interest expense, net	(177)	(152)
Other, net	230	(17)
Total other income (expense), net	53	(169)

Income before income taxes	8,734	7,151
Provision for income taxes	(2,992)	(2,560)
Net income	$5,742	4,591
Earnings per share:
Net income per common share basic	$0.48	$0.39
Net income per common share diluted	$0.47	$0.39

Weighted average shares outstanding:
Basic	11,880	11,697
Diluted	12,152	11,865

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)

	October 31,	July 31,
	2016	2016
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$17,606	$12,428
Accounts receivable
Trade, net of allowances of $184 at October 31, 2016 and $210 at July 31, 2016	34,446	33,324
Other	5,101	5,572
Inventories, net	34,851	37,401
Prepaid expenses and other	6,438	6,623
Total current assets	98,442	95,348

Property, plant and equipment, net	77,706	79,739
Goodwill	22,039	22,228
Intangible assets, net	32,968	33,906
Restricted cash	1,000	1,000
Other assets, net	4,828	4,807
Total assets	$236,983	$237,028

Liabilities & stockholders’ equity
Current liabilities
Accounts payable	$27,534	$26,418
Accrued liabilities	10,977	11,252
Employee incentive accrual	3,142	5,999
Total current liabilities	41,653	43,669

Long-term debt	33,300	35,800
Deferred tax liabilities	9,982	9,948
Other long-term liabilities	4,299	4,422
Total liabilities	89,234	93,839

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued	−	−
Common stock, $.01 par value, 40,000,000 shares authorized, 11,888,664 shares issued and outstanding at October 31, 2016 and 11,877,282 shares issued and outstanding at July 31, 2016	119	119
Additional paid-in capital	38,035	36,553
Accumulated other comprehensive loss	(14,358)	(12,047)
Retained earnings	123,953	118,564
Total stockholders’ equity	147,749	143,189
Total liabilities and stockholders’ equity	$236,983	$237,028

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Three Months Ended
	October 31,
	2016	2015
Cash flows from operating activities
Net income	$5,742	$4,591
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,552	3,545
Non-cash restructuring and realignment charges	−	105
Stock-based compensation expense	1,425	939
Deferred income tax expense	188	86
Other	182	110
Changes in operating assets and liabilities
Accounts receivable — trade	(1,657)	1,099
Accounts receivable — other	1,240	160
Inventories	2,092	2,310
Other current and noncurrent assets	(153)	420
Accounts payable	1,359	(7,850)
Accrued liabilities and other	(3,064)	2,450
Net cash provided by operating activities	10,906	7,965

Cash flows from investing activities
Additions to property, plant and equipment	(2,634)	(3,616)
Proceeds − insurance claim	250	−
Net cash used in investing activities	(2,384)	(3,616)

Cash flows from financing activities
Payments under credit facility	(2,500)	(1,500)
Excess tax benefit from stock-based awards	(57)	10
Payment of dividends	(353)	(351)
Net cash used in financing activities	(2,910)	(1,841)

Effect of exchange rate changes on cash	(434)	373

Net increase in cash and cash equivalents	5,178	2,881
Cash and cash equivalents at beginning of period	12,428	7,517
Cash and cash equivalents at end of period	$17,606	$10,398

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Reconciliation of GAAP financial measures to non-GAAP financial measures

KMG provides non-GAAP financial information to complement reported GAAP results. KMG believes that analysis of our financial performance would be enhanced by an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. We define adjusted EBITDA as earnings from operations before interest, taxes, depreciation, amortization, acquisition and integration expenses, restructuring and realignment charges and other relevant items.

KMG intends to continue to provide certain non-GAAP financial information and the appropriate reconciliation to GAAP in its financial results. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, U.S. GAAP measures of performance.

Table 1

RECONCILIATION OF CONSOLIDATED GAAP NET INCOME TO CONSOLIDATED ADJUSTED EBITDA

(in thousands)

	First Quarter Fiscal 2017	First Quarter Fiscal 2016
Consolidated GAAP net income	$5,742	$4,591
Add back:
Interest expense	177	152
Income taxes	2,992	2,560
Depreciation & amortization*	3,552	3,651
Acquisition & integration expenses	83	−
Corporate relocation expense	50	−
Restructuring & realignment charges, excluding accelerated depreciation	−	490
Consolidated adjusted EBITDA	$12,596	$11,444
*Includes depreciation related to restructuring and realignment included in non-cash restructuring and realignment charges on the statement of cash flows.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 1A

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA

Note that we do not allocate certain financial statement line items below operating income to our segments; as such, the reconciliations below only reflect the reconciliation of our operating income by segment to our non-GAAP measures.

First Quarter Fiscal 2017 (in thousands)	Electronic Chemicals	Other Chemicals	Corporate	Total
Operating Income (Loss)	$8,062	$3,681	$(3,062)	$8,681
Other income (expense)	308	(24)	(54)	230
Depreciation and amortization	2,852	287	413	3,552
Acquisition & integration expenses	—	—	83	83
Corporate relocation expense	—	—	50	50
Adjusted EBITDA	11,222	3,944	(2,570)	12,596
Corporate allocation	3,329	842	(4,171)	—
Adjusted EBITDA excl. corporate allocation	$14,551	$4,786	$(6,741)	$12,596

First Quarter Fiscal 2016 (in thousands)	Electronic Chemicals	Other Chemicals	Corporate	Total
Operating Income (Loss)	$7,274	$3,764	$(3,718)	$7,320
Other income (expense)	130	(59)	(88)	(17)
Depreciation and amortization	2,915	297	439	3,651
Restructuring & realignment charges, excluding accelerated depreciation*	—	—	490	490
Adjusted EBITDA	10,319	4,002	(2,877)	11,444
Corporate allocation	2,481	790	(3,271)	—
Adjusted EBITDA excl. corporate allocation	$12,800	$4,792	$(6,148)	$11,444
* Includes depreciation related to restructuring and realignment included in non-cash restructuring and realignment charges on the statement of cash flows.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 2

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

(in thousands)

	Three Months Ended
	October 31,
	2016	2015
Net income	$5,742	$4,591
Items impacting pre-tax income:
Acquisition & integration expenses	83	−
Corporate relocation expense	50	−
Restructuring & realignment charges	−	596
Income taxes*	(47)	(209)
Adjusted net income	$5,828	$4,978
Adjusted diluted earnings per share	$0.48	$0.42
Weighted average diluted shares outstanding	12,152	11,865
*Represents the aggregate tax-effect of the items impacting pre-tax income utilizing a tax rate of 35%.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 2A

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

First Quarter Fiscal 2017 Dollars in thousands, except EPS	KMG Chemicals, Inc.
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$8,681	11.3%	$5,742	$0.47
Acquisition & integration expenses	83	0.1%	54	0.01
Corporate relocation expense	50	0.1%	32	0.00
Non-GAAP measure	$8,814	11.5%	$5,828	$0.48

First Quarter Fiscal 2016 Dollars in thousands, except EPS	KMG Chemicals, Inc.
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$7,320	9.5%	$4,591	$0.39
Restructuring & realignment charges	596	0.8%	387	0.03
Non-GAAP measure	$7,916	10.3%	$4,978	$0.42

KMG Investor Relations

Eric Glover, 817-761-6006

eglover@kmgchemicals.com

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG